UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2024
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PAGERDUTY, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38856	27-2793871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Townsend St., Suite 200 San Francisco, California		94103
(Address of Principal Executive Offices)		(Zip Code)
(844) 800-3889
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.000005 par value	PD	New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mitra Rezvan; Appointment of Owen Howard Wilson as Interim Principal Accounting Officer

On December 2, 2024, Mitra Rezvan notified PagerDuty, Inc. (the “Company”) of her intention to resign from her position as SVP of Finance and Chief Accounting Officer, and principal accounting officer, effective December 13, 2024, to pursue another opportunity. Effective as of December 13, 2024, Owen Howard Wilson, the Company’s Chief Financial Officer and principal financial officer, will act as the Company’s interim principal accounting officer, for the purposes of the Securities Exchange Act of 1934, as amended.

Mr. Wilson, age 59, has served as the Company's Chief Financial Officer since September 2018 and served as the acting Chief Financial Officer from December 2017 to September 2018. Mr. Wilson also served as the Company's Chief Commercial Officer from January 2017 to September 2018. From August 2016 to June 2018, Mr. Wilson served as an Executive Consultant and Leadership Advisor at The BluePrint Lab, a consulting company. From April 2015 to July 2016, Mr. Wilson served as General Manager, Digital Experience Management at Dynatrace, LLC, an application performance management software company. From October 2013 to December 2015, Mr. Wilson served as Chief Commercial Officer and Executive Vice President at Keynote Systems. Mr. Wilson holds a B.Sc. in Information Systems and Psychology from the University of South Africa.

There are no arrangements or understandings between Mr. Wilson and any other persons in connection with Mr. Wilson’s appointment as interim principal accounting officer. There are also no family relationships between Mr. Wilson and any director or executive officer of the Company and Mr. Wilson has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Sameer Dholakia as Director

On December 3, 2024, Sameer Dholakia informed the Company of his resignation from the Board of Directors (the “Board”) and its Compensation Committee, effective as of December 3, 2024. Mr. Dholakia’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board expressed its appreciation for Mr. Dholakia’s service to the Company and his invaluable contributions to the Board.

Appointment of Sarah Franklin as Director

On December 4, 2024, the Board of the Company appointed Sarah Franklin to serve as a director of the Company effective as of December 4, 2024, until her successor is elected and qualified, or sooner in the event of her death, resignation or removal, to fill the vacancy on the Board resulting from Mr. Dholakia’s resignation. Ms. Franklin joins the class of directors whose term expires at the Company’s 2026 annual meeting of stockholders. The Board has also appointed Ms. Franklin to serve on the Company’s Audit Committee, effective December 4, 2024.

Ms. Franklin does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Ms. Franklin and any other person pursuant to which she was selected as a director.

Ms. Franklin will be entitled to receive compensation in accordance with the Company’s Non-Employee Director Compensation Policy, a copy of which is attached as Exhibit 10.11 to the Company’s Registration Statement on form S-1/A (333-230323), which was filed with the Securities and Exchange Commission on March 21, 2019. Ms. Franklin will also enter into the Company’s standard form of indemnification agreement, the form of which is attached as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (333-230323), which was filed with the Securities and Exchange Commission on March 15, 2019.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing Ms. Franklin’s appointment to the Board and resignation of Mr. Dholakia is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Issued by PagerDuty, Inc. dated December 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PagerDuty, Inc.

Date: December 5, 2024	By:	/s/ Irving Gomez
	Name:	Irving Gomez
	Title:	Vice President, Deputy General Counsel & Secretary